UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2005

LAMPERD LESS LETHAL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1108, Vancouver, B.C., Canada, V6E 2Y3

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 662-7900

Sinewire Networks Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As used in this current report, the terms "we", "us" and "our" refer to Lamperd Less Lethal Inc.

On March 24, 2005, we entered into a Share Exchange Agreement dated effective March 18, 2005, among our company under our former name Sinewire Networks Inc., 1476246 Ontario Limited, an Ontario corporation doing business as Lamperd Less Lethal ("Lamperd Less Lethal"), Patrick Ward, Hani Zabaneh and the principal shareholders of Lamperd Less Lethal as set out in the share exchange agreement. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the 100,000,000 issued and outstanding common shares of Lamperd Less Lethal, in exchange for the issuance by our company of 26,000,000 shares of our common stock to the shareholders of Lamperd Less Lethal on the basis of one share of our company for every 3.8461538 common shares of Lamperd Less Lethal. A copy of the share exchange agreement is attached hereto as exhibit 2.1.

D/JLM/697276.2

Conditions Precedent to the Closing of the Share Exchange Agreement

The closing of the share exchange agreement is subject to the satisfaction of conditions precedent to closing as set forth in the share exchange agreement including the following:

1.	our company and Lamperd Less Lethal will have received duly executed copies of all third-party consents and approvals contemplated by the share exchange agreement;
2.	no material adverse effect will have occurred with the business or assets of our company or Lamperd Less Lethal since the date of the share exchange agreement;
3.

no suit, action or proceeding will be pending or threatened which would (i) prevent the consummation of any of the transactions contemplated by the share exchange agreement, or (ii) cause the transaction to be rescinded following consummation;

4.	Lamperd Less Lethal will have no more than 100,000,000 shares outstanding on the closing date of the share exchange agreement;
5.	our company will have no more than 23,000,000 shares outstanding on the closing date of the share exchange agreement;
6.

Patrick Ward will tender 100,000,000 shares of our company's common stock for cancellation without consideration and Hani Zabaneh will tender 99,580,000 shares of our company's common stock for cancellation without consideration;

7.	our company and Lamperd Less Lethal will be reasonably satisfied with their respective due diligence investigation of each other; and
8.

Lamperd Less Lethal will have received a signed director's resolution of our company appointing Terry Smith, Edward Nowicki, Barry Lamperd, Alexander Purvis Glen and Dominic Dicarlo to our company's board of directors, which appointments will be effective at least ten days after the filing of an Information Statement on Schedule 14f-1.

Due to conditions precedent to closing, including those set out above, and the risk that the conditions precedent will not be satisfied, there is no assurance that our company will complete the share exchange as contemplated in the share exchange agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 21, 2005, we changed our name from "Sinewire Networks Inc." to "Lamperd Less Lethal Inc". The name change was recorded by the Secretary of State of the State of Nevada on March 21, 2005, and took effect with the NASD Inc.’s Over-the-Counter Bulletin Board at the opening for trading on March 31, 2005 under our new stock symbol "LLLI". Our company's new CUSIP number is 513665 10 9.

Item 9.01. Financial Statements and Exhibits.

2.1

Share Exchange Agreement dated March 18, 2005, among our company under our former name Sinewire Networks Inc., 1476246 Ontario Limited doing business as Lamperd Less Lethal, Patrick Ward, Hani Zabaneh and the principal shareholders as set out in the share exchange agreement; and

99.1	Certificate of Amendment filed with the Secretary of State of the State of Nevada on March 21, 2005.

D/JLM/697276.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Hani Zabaneh

Hani Zabaneh, President, Secretary, Treasurer and Director

Date: March 30, 2005

D/JLM/697276.2